Exhibit 10.5

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of August 31, 2020, by and among Landsea Holdings Corporation, a Delaware corporation (the “Seller”), Level Field Capital, LLC, a Delaware limited liability company (“Sponsor”), and the stockholders set forth on Schedule I hereto (such individuals together with Sponsor, each in their capacity as stockholders of LF Capital Acquisition Corp., a “Stockholder”, and collectively, the “Stockholders”). The Seller, Sponsor, and the Stockholders are sometimes referred to herein, individually, as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, as of the date hereof, each of the Stockholders “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Parent Class A Stock, par value $0.0001 per share (“Class A Stock”) and Parent Class B Stock, par value $0.0001 per share (“Class B Stock”, together with Class A Stock, the “Common Stock”), of LF Capital Acquisition Corp., a Delaware corporation (“Parent”), set forth opposite such Stockholder’s name on Schedule I hereto (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”), including any and all warrants of Parent beneficially owned by such Stockholder (including, the private placement warrants issued simultaneously with Parent’s initial public offering of public warrants) (collectively, the “Warrants”) and any and all Common Stock acquired by such Stockholder during the Voting Period pursuant to the exercise, exchange or conversion of, or other transaction involving the Warrants (the “Warrant Shares”, and collectively with the Warrants and the Common Stock, the “Subject Securities”);

WHEREAS, Landsea Homes Incorporated, a Delaware corporation (the “Company”), Parent, LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”) and Seller propose to enter into an agreement and plan of merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent, and in exchange therefor, Parent shall make a cash payment to Seller and issue to Seller a certain number of shares of Parent Class A Stock (such transaction, together with the other transactions contemplated by the Merger Agreement, the “Transactions”); and

WHEREAS, as a condition to the willingness of the Seller to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Stockholders are executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Securities. Each Stockholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the stockholders of Parent (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Parent requested by Parent’s board of directors or undertaken as contemplated by the Transactions, such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Securities to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Securities (a) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of Parent or Merger Sub contained in the Merger Agreement, (c) in favor of the proposals set forth in the proxy statement, to be filed by Parent with the Securities and Exchange Commission (the “SEC”) relating to the Transactions (the “Preliminary Proxy”), and (d) except as set forth in the Preliminary Proxy, against the following actions or proposals (other than the Transactions): (i) any acquisition transaction or any other proposal in opposition to approval of the Merger Agreement or in competition with or materially inconsistent with the Merger Agreement; and (ii) (A) any material change in the present capitalization of Parent or any amendment of the certificate of incorporation or bylaws of Parent, except to the extent expressly contemplated by the Merger Agreement or the Preliminary Proxy; (B) any change in Parent’s corporate structure or business; or (C) any other action or proposal involving Parent or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to Parent’s obligations under the Merger Agreement not being fulfilled. With the exception of the Warrant Amendment, each of the Stockholders agrees not to, and shall cause its Affiliates not to, enter into any agreement, commitment or arrangement with any person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

Section 2.2 No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative (collectively, “Representatives”) of any Stockholder or by any Stockholder that is a natural person, in each case, in his or her capacity as a director or officer of Parent.

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ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) Each of the Stockholders agrees that during the Voting Period, except as contemplated by the Merger Agreement and the Transactions thereunder, it shall not, and shall cause its Affiliates not to, without both the Seller’s and Parent’s prior written consent (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Securities; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Securities; (iii) permit to exist any lien with respect to any or all of the Subject Securities; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Stockholder’s ability to perform its obligations under this Agreement; provided, however, that nothing in this Section 3.1 shall prevent a Transfer to an Affiliate of such Stockholder provided that such transferee (i) agrees to be bound by the terms and conditions of this Agreement as a Stockholder and (ii) executes a joinder to this Agreement in a form reasonably acceptable to the Company; provided, further, certain of the Stockholders may enter into and perform the transactions contemplated by the Founders’ Surrender Agreement (as defined in the Merger Agreement).

(b) In the event of a stock dividend or distribution, or any change in the Subject Securities by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Securities” shall be deemed to refer to and include the Subject Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Securities may be changed or exchanged or which are received in such transaction. Each of the Stockholders agrees, while this Agreement is in effect, to notify the Seller promptly in writing (including by e-mail) of the number of any additional shares of Common Stock acquired by each Stockholder, if any, after the date hereof.

(c) Each of the Stockholders agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of such Stockholder contained in this Agreement inaccurate in any material respect. Each of the Stockholders further agrees that it shall use its reasonable best efforts to cooperate with the Seller to effect the transactions contemplated hereby and the Transactions.

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Section 3.2 Standstill Obligations of the Stockholders. Each of the Stockholders covenants and agrees with the Seller that, during the Voting Period:

(b) None of the Stockholders shall, nor shall any Stockholder act in concert with any person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Common Stock in connection with any vote or other action with respect to a business combination transaction, other than to recommend that stockholders of Parent vote in favor of adoption of the Merger Agreement and in favor of adoption of the proposals set forth in the Preliminary Proxy and any other proposal the approval of which is a condition to the obligations of the Seller under Section 8.1 of the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Article II of this Agreement).

(c) None of the Stockholders shall, nor shall any Stockholder act in concert with any person to, deposit any of the Subject Securities in a voting trust or subject any of the Subject Securities to any arrangement or agreement with any person with respect to the voting of the Subject Securities, except as provided by Article II of this Agreement.

Section 3.3 Stop Transfers. Each of the Stockholders agrees with, and covenants to, the Seller that such Stockholder shall not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Securities during the term of this Agreement without the prior written consent of the Seller other than pursuant to a transfer permitted by Section 3.1(a) of this Agreement.

Section 3.4 Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Preliminary Proxy (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Seller or the Company to any Governmental Entity or to the Stockholders) of such Stockholder’s identity and beneficial ownership of Parent Class A Stock and the Parent Class B Stock and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent, Seller or the Company, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by Parent, Seller or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each of the Stockholders hereby represents and warrants, severally but not jointly, to the Seller as follows:

Section 4.1 Binding Agreement. Such Stockholder, with respect to itself, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (b) if not a natural person, (i) is a corporation, limited liability company or partnership duly organized or formed, as applicable, and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If the Stockholder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Stockholder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the Seller, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

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Section 4.2 Ownership of Shares. Schedule I sets forth opposite such Stockholder’s name the number of all of the shares of Common Stock and the number of all of the Warrants over which such Stockholder has beneficial ownership as of the date hereof. As of the date hereof, such Stockholder is the lawful owner of the shares of Common Stock and Warrants denoted as being owned by such Stockholder on Schedule I and has the sole power to vote or cause to be voted such shares of Common Stock and, assuming the exercise of the Warrants, the shares of Common Stock underlying such Warrants. Such Stockholder has good and valid title to the Common Stock and Warrants denoted as being owned by such Stockholder on Schedule I, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created or permitted by this Agreement, those imposed by applicable law, including federal and state securities laws, or except as set forth in the Warrant Agreement, by and between the Company and Continental Stock Transfer & Trust Company or the Securities Subscription Agreement by and among the Company, Level Field Capital, LLC and the stockholders party thereto. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Stockholder pursuant to arrangements made by such Stockholder. Except for the shares of Common Stock and Warrants denoted on Schedule I, as of the date of this Agreement, such Stockholder is not a beneficial owner or record holder of any (i) equity securities of Parent, (ii) securities of Parent having the right to vote on any matters on which the holders of equity securities of Parent may vote or which are convertible into or exchangeable for, at any time, equity securities of Parent, or (iii) options or other rights to acquire from Parent any equity securities or securities convertible into or exchangeable for equity securities of Parent.

Section 4.3 No Conflicts.

(a) Except for any filings that may be required by applicable federal securities or antitrust laws, no filing with, or notification to, any Governmental Entity, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of such Stockholder, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s Subject Shares or assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement in any material respect.

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Section 4.4 Reliance by the Seller. Such Stockholder understands and acknowledges that the Seller is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Stockholders.

Section 4.5 No Inconsistent Agreements. Such Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement, arrangements or voting trust with respect to such Stockholder’s Subject Shares inconsistent with such Stockholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to such Stockholder’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing such Stockholder from performing any of its material obligations under this Agreement.

Section 4.6. Stockholder Has Adequate Information. Such Stockholder is (i) a sophisticated stockholder, (ii) has adequate information concerning the business and financial condition of the Parent, Seller and the Company to make an informed decision regarding the Transactions contemplated by the Merger Agreement, (iii) has had both the opportunity to ask questions and receive answers from the officers and directors of the Parent, Seller and the Company concerning the business and operations of the Parent, Seller and the Company and to obtain any additional information regarding the Parent, Seller and the Company and their businesses and operations, to the extent they possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of such information and (iv) has independently and without reliance upon the Parent, Seller or the Company and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that the Seller has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement, except as contemplated by the Merger Agreement and the Transactions thereunder. The Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Stockholder are irrevocable.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Stockholders as follows:

Section 5.1 Binding Agreement. The Seller is a corporation, duly organized and validly existing under the laws of the State of Delaware. The Seller has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Seller have been duly authorized by all necessary corporate actions on the part of the Seller. This Agreement, assuming due authorization, execution and delivery hereof by the Stockholders, constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2 No Conflicts.

(a) Except for any filings that may be required by applicable federal securities or antitrust laws, no filing with, or notification to, any Governmental Entity, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by the Seller, the consummation by the Seller of the transactions contemplated hereby or compliance by the Seller with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Seller, (ii) result in, or give rise to, a violation or breach of, termination of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Entity, except for any of the foregoing as would not reasonably be expected to impair the Seller’s ability to perform its obligations under this Agreement in any material respect.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, without any further action by the Seller or the Stockholders, and none of the Seller or the Stockholders shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) as to each Stockholder, the mutual written consent of the Seller and such Stockholder, (b) the Closing Date (following the performance of the obligations of the Parties required to be performed on the Closing Date) and (c) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party hereto or relieve such Party from liability for such Party’s breach of any terms of this Agreement or for common law fraud, intentional misrepresentation and willful misconduct in connection thereof. Notwithstanding anything to the contrary herein, the provisions of Article VII shall survive the termination of this Agreement.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Seller any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

Section 7.4 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the Parties hereto, provided, this Agreement may be terminated with respect to an individual Stockholder as set forth in Section 6.1(a). The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.5 Notices. All notices, requests, claims, demands and other communications, including service of process, required or permitted, hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)          If to the Seller:

Landsea Holdings Corporation
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
Attention: Franco Tenerelli
Email: ftenerelli@landsea.us

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Ave,

New York, NY 10166

Attention: Dennis Friedman; Michael Flynn; Evan D’Amico

Email: dfriedman@gibsondunn.com; mflynn@gibsondunn.com; edamico@gibsondunn.com

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(b)          If to the Stockholders:

James Erwin

20 Glenmeadow Court

Dallas, TX 75225

Karen Wendel

300 Beale Street, #606

San Francisco, CA 94105

Gregory Wilson

960 Carya Court

Great Falls, VA 22066

Section 7.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.8 Entire Agreement; Assignment. This Agreement (together with the Merger Agreement, to the extent referred to herein, and the schedule hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 3.1, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Party.

Section 7.9 Certificates. Promptly following the date of this Agreement, each Stockholder shall advise Parent’s transfer agent in writing that such Stockholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide Parent’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

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Section 7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.11 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and references to a person are also to its permitted successors and assignees. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 7.13 Specific Performance; Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court) or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken), this being in addition to any other remedy to which such Party is entitled at law or in equity. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken) and (d) consents to service being made through the notice procedures set forth in Section 7.5. Each of the Stockholders and the Seller hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.5 shall be effective service of process for any proceeding in connection with this Agreement or the transactions contemplated hereby.

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Section 7.14 Counterparts. This Agreement may be executed in counterparts (including by facsimile or pdf or other electronic document transmission), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.15 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Stockholders, on the one hand, and the Seller, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the parties hereto. Without limiting the generality of the foregoing sentence, each of the Stockholders (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other holder of Common Stock or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Common Stock and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law. Each of the Stockholders has acted independently regarding its decision to enter into this Agreement and regarding its investment in Parent.

[Signatures on the following pages]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:

LF CAPITAL ACQUISITION CORP.

By:	/s/ Scott Reed

Name:	Scott Reed
Title:	President and Chief Executive Officer

[Signatures continue on the following pages]

SELLER:

LANDSEA HOLDINGS CORPORATION

By:	/s/ John Ho

Name:	John Ho
Title:	CEO

[Signatures continue on the following page]

SPONSOR:

LEVEL FIELD CAPITAL, LLC

By:	/s/ Elias Farhat

Name:	Elias Farhat
Title:	Member

STOCKHOLDERS:

james erwin

By:	/s/ James Erwin
Name: James Erwin

karen wendel

By:	/s/ Karen Wendel
Name: Karen Wendel

Gregory wilson

By:	/s/ Gregory Wilson
Name: Gregory Wilson

SCHEDULE I

Beneficial Ownership of Securities

Stockholder	Class A Common Stock	Class B Common Stock	Public Warrants	Private Placement Warrants
Level Field Capital, LLC	0	3,578,250	0	7,259,600
James Erwin	0	20,000	0	0
Karen Wendel	0	20,000	0	0
Gregory Wilson	0	20,000	0	0